Exhibit 99.1

Fate Therapeutics Appoints Edward Dulac as Chief Financial Officer

San Diego, CA – August 19, 2020 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, today announced that Edward Dulac has been appointed Chief Financial Officer. Mr. Dulac comes to the Company from Celgene Corporation, where he most recently served as Vice President, Business Development & Strategy, and brings an extensive array of biopharmaceutical experience having served for over 20 years in positions in finance, business development, and product portfolio strategy.

“Ed is an outstanding addition to our leadership team, bringing to Fate Therapeutics great strategic and operational insight into the building and managing of an industry-leading hematology franchise,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “His integrated perspective across the strategic, clinical, and commercial elements of cell-based cancer immunotherapy is of great value as we clinically advance our off-the-shelf, iPSC-derived cell product candidates in hematologic malignancies and leverage our proprietary iPSC product platform through strategic partnerships.”

“Fate Therapeutics is at the forefront of off-the-shelf, cell-based cancer immunotherapy, and I can’t imagine a more exciting time to join as the Company advances its first-of-kind product candidates through early clinical development,” said Mr. Dulac. “The Company’s proprietary iPSC product platform is capable of creating multiplexed engineered cell therapies with the potential to successfully treat serious cancers and other debilitating diseases, and I am eager to help bring these new therapies to patients.”

In his most recent role of Vice President of Business Development & Strategy at Celgene, Mr. Dulac was responsible for business development opportunities in the therapeutic areas of hematology and oncology, inflammation and immunology, and neuroscience. During his tenure at Celgene, he also held various positions of increasing responsibility in the company’s hematology and oncology franchise, including portfolio development strategy and commercial planning. Prior to Celgene, Mr. Dulac worked as a biopharmaceutical equity research analyst at Barclays Capital and Lehman Brothers and in corporate finance at Pfizer. Mr. Dulac received a B.S. in Pharmacy from the University of Pittsburgh and an M.B.A. from the Kelley School of Business at Indiana University.

In connection with his commencement of employment, Fate Therapeutics granted Mr. Dulac an option to purchase 160,000 shares of the Company’s common stock with an exercise price equal to $35.52, the closing price per share of the Company’s common stock as reported by NASDAQ on August 17, 2020, which was the date of commencement of Mr. Dulac’s employment with the Company and the effective date of grant. The option is a non-qualified stock option and vests over a period of four years, with twenty-five percent vesting on the one-year anniversary of the grant date and the remaining seventy-five percent vesting in approximately equal monthly increments over the succeeding thirty-six months, subject to Mr. Dulac’s continuous employment through each vesting date. In addition, Fate Therapeutics granted Mr. Dulac an award of 40,000 restricted stock units, with each restricted stock unit equal to one share of the Company’s common stock. Twenty-five percent (25%) of the restricted stock units vest on the one-year anniversary of the date of commencement of employment, and thereafter twenty-five percent (25%) of the restricted stock units shall vest on each anniversary of the date of commencement of employment, subject to Mr. Dulac’s continuous employment through each vesting date. The option and the restricted stock unit award each were granted as an inducement material to Mr. Dulac entering into employment with Fate Therapeutics in accordance with NASDAQ Listing Rule 5635(c)(4), and were granted pursuant to the Company’s Inducement Equity Plan.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary induced pluripotent stem cell (iPSC) product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that can be administered with multiple doses to deliver more effective pharmacologic activity, including in combination with cycles of other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event and selecting a single engineered iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be mass produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf for patient treatment. As a result, the Company’s platform is uniquely capable of overcoming numerous limitations associated with the production of cell therapies using patient- or donor-sourced cells, which is logistically complex and expensive and is subject to batch-to-batch and cell-to-cell variability that can affect clinical safety and efficacy. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 300 issued patents and 150 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for cancer and immune disorders. The Company has established a leadership position in the clinical development and manufacture of universal, off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology product candidates include natural killer (NK) cell and T-cell cancer immunotherapies, which are designed to synergize with well-established cancer therapies, including immune checkpoint inhibitors and monoclonal antibodies, and to target tumor-associated antigens with chimeric antigen receptors (CARs). The Company’s immuno-regulatory product candidates include ProTmune™, a pharmacologically modulated, donor cell graft that is currently being evaluated in a Phase 2 clinical trial for the prevention of graft-versus-host disease, and a myeloid-derived suppressor cell immunotherapy for promoting immune tolerance in patients with immune disorders. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the advancement of, plans related to, and the therapeutic potential of the Company's product candidates, the Company’s clinical development strategy, and the Company’s plans for the clinical investigation of its product candidates. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of difficulties or delay in the initiation of any planned clinical studies, or in the enrollment or evaluation of subjects in any future clinical studies, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials or to support regulatory approval, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, and any adverse events or other negative results that may be observed during preclinical or clinical development), the risk that results observed in preclinical studies of the Company’s product candidates may not be replicated in ongoing or future clinical trials or studies, and the risk that the Company’s product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia
Stern Investor Relations, Inc.
212.362.1200
christina@sternir.com